UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): February 9, 2012

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

DELAWARE	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2012, PostRock Energy Corporation (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”). Concurrently with the execution and delivery of the Purchase Agreement, the Company issued to the Investor an aggregate of 2,180,233 shares of common stock, par value $0.01 per share, of the Company (the “Purchased Shares”) at an aggregate purchase price of $7.5 million, or $3.44 per share. The Company and the Investor also entered into an amendment to the First Amended and Restated Registration and Investor Rights Agreement, dated as of August 8, 2011, by and among the Company, the Investor and Constellation Energy Commodities Group, Inc. (the “Registration Rights Amendment”) to provide that the Purchased Shares constitute registrable securities under that agreement.

The Purchase Agreement contained customary representations, warranties and covenants between the parties. The Purchase Agreement also contained customary post-closing indemnification for breaches of representations, warranties and covenants. The Company agreed to reimburse the Investor for its expenses in connection with the Purchase Agreement and the issuance of the Purchased Shares. The Company also agreed to reimburse the Investor for its reasonable out-of-pocket costs and expenses incurred or made in connection with ongoing oversight of the Company.

The issuance of the Purchased Shares was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Purchased Shares was not a public offering for purposes of Section 4(2) because of its being made only to the Investor, the Investor’s status as an accredited investor and the manner of the issuance, including that the Company did not engage in general solicitation or advertising with regard to the issuance of the Purchased Shares and did not offer the Purchased Shares to the public in connection with the issuance.

A brief description of the relationship between the Company and the Investor is set forth under the caption “Certain Relationships and Related Transactions, and Director Independence” in the Company’s proxy statement on Schedule 14A for its 2011 annual stockholders meeting, which description is incorporated herein by reference.

A copy of the Purchase Agreement and the Registration Rights Amendment are attached hereto as Exhibits 10.1 and 10.2. The foregoing summary of the Purchase Agreement and the Registration Rights Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 hereto.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure related to the issuance of the Purchased Shares set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

Pursuant to the terms of the Investor’s initial investment in the Company, on December 31, 2011, a dividend payment date for the Series A Cumulative Redeemable Preferred Stock of the Company held by the Investor, the Company issued to the Investor additional warrants exercisable for a total of 725,649 shares of common stock at an exercise price of $2.80 per share, and an additional 7,256.49 shares of Series B Voting Preferred Stock of the Company. The additional warrants and shares of Series B preferred stock were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On February 9, 2012, the Company issued a press release announcing the issuance of the Purchased Shares. A copy of that press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information presented herein, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated February 9, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.

10.2	Amendment No. 1, dated as of February 9, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., to the First Amended and Restated Registration and Investor Rights Agreement, dated August 8, 2011, by and among PostRock Energy Corporation, Constellation Energy Commodities Group, Inc., White Deer Energy L.P., White Deer Energy TE, L.P. and White Deer Energy FI L.P.

99.1	Press Release dated February 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ David J. Klvac
David J. Klvac
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: February 15, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated February 9, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.

10.2	Amendment No. 1, dated as of February 9, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., to the First Amended and Restated Registration and Investor Rights Agreement, dated August 8, 2011, by and among PostRock Energy Corporation, Constellation Energy Commodities Group, Inc., White Deer Energy L.P., White Deer Energy TE, L.P. and White Deer Energy FI L.P.

99.1	Press Release dated February 9, 2012.